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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           For Registration of Certain
                        Classes of Securities Pursuant to
                     Section 12(b) or (g) of the Securities
                              Exchange Act of 1934

                             -----------------------

                                  SAFEWAY INC.
             (Exact name of registrant as specified in its charter)


            DELAWARE                                94-3019135
(State or other jurisdiction            (I.R.S. Employer Identification No.)
       of incorporation)

                            5918 STONERIDGE MALL ROAD
                            PLEASANTON, CA 94588-3229
                    (Address of principal executive offices)

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------
$200 million 6.85% Senior Notes due 2004          New York Stock Exchange, Inc.
$250 million 7.00% Senior Notes due 2007          New York Stock Exchange, Inc.
$150 million 7.45% Senior Debentures due 2027     New York Stock Exchange, Inc.

If this form relates to the registration of a class of Securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of Securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

        SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                      None


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Item 1. Description of Registrant's Securities.

               This registration statement relates to the following securities issued by Safeway Inc., a Delaware corporation (the "Registrant"): $200 million of its 6.85% Senior Notes due 2004, $250 million of its 7.00% Senior Notes due 2007 and $150 million of its 7.45% Senior Debentures due 2027.

               $200 MILLION 6.85% SENIOR NOTES DUE 2004 (THE "6.85% NOTES"): A description of the 6.85% Notes is contained in the Registrant's Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-32741), as filed with the Securities and Exchange Commission (the "Commission") on August 22, 1997 under the Securities Act of 1933, as amended (the "Act"), and the Prospectus dated September 3, 1997 and Prospectus Supplement dated September 4, 1997 (collectively, the "Prospectus") as filed with the Commission on September 5, 1997 pursuant to Rule 424(b)(4) under the Act, which description is hereby incorporated by reference. In particular, attention is directed to the information contained under the caption "DESCRIPTION OF THE SECURITIES" appearing in the Prospectus.

               $250 MILLION 7.00% SENIOR NOTES DUE 2007 (THE "7.00% NOTES"): A description of the 7.00% Notes is contained in the Registrant's Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-32741), as filed with the Commission on August 22, 1997 under the Act, and the Prospectus as filed with the Commission on September 5, 1997 pursuant to Rule 424(b)(4) under the Act, which description is hereby incorporated by reference. In particular, attention is directed to the information contained under the caption "DESCRIPTION OF THE SECURITIES" appearing in the Prospectus.

               $150 MILLION 7.45% SENIOR DEBENTURES DUE 2027 (THE "7.45% DEBENTURES"): A description of the 7.45% Debentures is contained in the Registrant's Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-32741), as filed with the Commission on August 22, 1997 under the Act, and the Prospectus as filed with the Commission on September 5, 1997 pursuant to Rule 424(b)(4) under the Act, which description is hereby incorporated by reference. In particular, attention is directed to the information contained under the caption "DESCRIPTION OF THE SECURITIES" appearing in the Prospectus.


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Item 2. Exhibits.

        (a) Officer's Certificate dated as of September 10, 1997 (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997, Exhibit 4.2).

        (b) Form of 6.85% Note (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997, Exhibit 4.3).

        (c) Form of 7.00% Note ($200,000,000 aggregate principal amount) (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997, Exhibit 4.4).

        (d) Form of 7.00% Note ($50,000,000 aggregate principal amount) (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997, Exhibit 4.5).

        (e) Form of 7.45% Debenture (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997, Exhibit 4.6).

        (f) Indenture dated as of September 10, 1997 between the Registrant and The Bank of New York, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997,
               Exhibit 4.1).

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                                    SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                            SAFEWAY INC.

Date:   November 7, 1997                    By: /s/ MELISSA C. PLAISANCE
                                                ------------------------
                                                Melissa C. Plaisance
                                                Senior Vice President



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                                  EXHIBIT INDEX

EXHIBIT NO.    DESCRIPTION
-----------    -----------

        (a) Officer's Certificate dated as of September 10, 1997 (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997, Exhibit 4.2).

        (b) Form of 6.85% Note (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997, Exhibit 4.3).

        (c) Form of 7.00% Note ($200,000,000 aggregate principal amount) (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997, Exhibit 4.4).

        (d) Form of 7.00% Note ($50,000,000 aggregate principal amount) (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997, Exhibit 4.5).

        (e) Form of 7.45% Debenture (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997, Exhibit 4.6).

        (f) Indenture dated as of September 10, 1997 between the Registrant and The Bank of New York, as Trustee (incorporated by reference to the Registrant's Current Report on Form 8-K dated September 10, 1997, as filed with the Commission on September 10, 1997,
               Exhibit 4.1).